UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 23, 2008

Golf Trust of America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-14494	33-0724736
(Commission File Number)	(IRS Employer Identification No.)

10 North Adger’s Wharf, Charleston, SC	29401
(Address of Principal Executive Offices)	(Zip Code)

(843) 723-4653
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company reported in a Form 8-K filed December 21, 2007 on the departure of certain officers, the appointment of certain officers and compensatory arrangements of certain officers.  With the passage of time, certain adjustments to the Item 5.02 disclosures are appropriate, namely the Company’s Board, by Unanimous Consent of its Members, adopted certain recommendations approved by the Company’s Compensation Committee at such Committee’s January 18, 2008 meeting as outlined below.

1.   Board of Directors Compensation.

In view of the Company emphasizing cash conservation, 2008 compensation for independent directors is as follows:

•	Annual fee reduced from $10,000 to $5,000.
•	Board meeting attendance fee reduced from $1,000 to $500.
•	Committee meeting attendance reduced from $500 to $250.
•

2008 award of 40,000 stock options from the approved 2007 plan to each independent director, to vest ratably at the rate of 13,333 (13,334 in 2011) per year from anniversary date for three years, with accelerated vesting upon change of control or the resignation or removal of a director upon completion of his elected term, with three year period to exercise upon vesting, and at an exercise price fixed at the American Stock Exchange closing price of $1.82 on January 23, 2008, the date that the Committee’s recommendation was formally adopted by the Board.

2.  Consideration of Stock Option Allocation, Extension of Employment and Change of Title for Tracy Clifford, Chief Financial Officer.

An employee since 1999 and consistent with the widely accepted practice of allocating to Chief Financial Officers stock options at publicly-traded companies, given the critical nature of the role in assuring timely and accurate financial reporting,  Ms. Clifford will receive 50,000 stock options from the approved 2007 plan, to vest at the rate of 16,666 (16,667 in 2011) per year from anniversary date for three years, with accelerated vesting upon change of control, with three year period to exercise upon vesting, and at a $1.90 exercise price, the latter fixed at the American Stock Exchange closing price as of the Committee’s recommendation date, January 18, 2008.

Actions approved previously at the December 17, 2007 Board meeting to continue Ms. Clifford’s employment, and in the capacity of Chief Financial Officer (previously as Principal Accounting Officer), were memorialized.

3.   Salary Adjustment and Stock Option Allocation for Michael Pearce, Chief Executive Officer.

Actions approved previously at the December 17, 2007 Board meeting to adjust Mr. Pearce’s salary to reflect his expanded responsibilities as Chairman, were memorialized.

In addition, the Company’s 2007 stock option plan was approved by shareholders at the annual meeting December 14, 2007. Accordingly, the 275,000 stock options specified in Mr. Pearce’s existing employment agreement filed with the SEC as Form 8-K were activated. The exercise price is $2.10, the closing American Stock Exchange price on December 14, 2007, as specified in his  employment agreement.

Upon vesting, a three year period to exercise has been authorized by the Committee, in order to maintain consistency with other Company grants. The term of the exercise period was not previously specified in the original employment agreement of Mr. Pearce.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golf Trust of America, Inc.
(Registrant)

Date: January 30, 2008	By:	/s/ Michael C. Pearce
Michael C. Pearce
President and Chief Executive Officer